CUC INTERNATIONAL INC. TO OFFER $450 MILLION
                       IN CONVERTIBLE DEBT


     Stamford,  CT.  - January 31, 1997 - CUC International  Inc.

(NYSE:CU)  announced  today  that  it  has  commenced  a  private offering  of  its $450.0 million principal amount of  convertible subordinated notes due February 15, 2002, subject to the  initial purchasers' over-allotment option to purchase up to an additional

$112.5  million principal amount of such notes.  The offering  is

being   made  to  qualified  institutional  buyers,  to   certain

institutional  accredited  investors  and  to  certain   non-U.S.

persons  in offshore transactions exempt from registration  under

United States federal securities laws.

     The Company intends to use the net proceeds from the sale of the  notes  for general corporate purposes, including to  finance potential  business  acquisitions  that complement  the  Company's core membership businesses and  enhance  its  growth strategy.

     The  securities  offered will not be  registered  under  the

Securities  Act  of 1933 and may not be offered or  sold  in  the

United States without the appropriate registration or customary exemptions.

     CUC  International  Inc.  is  a  leading  technology-driven,

membership-based  consumer services company  that  provides  more than  63.8  million  consumers  worldwide  with  access  to  home

shopping,    travel,   insurance,   automobile,   dining,    home

improvement,  lifestyle clubs, checking account enhancement,  and discount  coupon programs.  The Company also provides educational and entertainment interactive media products.

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